Exhibit 3.11

Corporations Section	Roger Williams
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

[SEAL]

Office of the Secretary of State

CERTIFICATE OF FILING

OF

First Cash Credit, Ltd.

Filing Number: 800505715

The undersigned, as Secretary of State of Texas, hereby certifies that a certificate of limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.

Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.

Dated: 06/14/2005

Effective: 06/14/2005

[SEAL]

/s/ Roger Williams
Roger Williams
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Michelle Morin		Document: 93124500003

FILED In the Office of the Secretary of State of Texas JUN 14 2005 Corporations Section

CERTIFICATE OF LIMITED PARTNERSHIP

OF

FIRST CASH CREDIT, LTD.

1.	Name of Partnership:	First Cash Credit, Ltd.

2.	Address of Principal Office:	690 East Lamar Blvd., Suite 400 Arlington, Texas 76011 Attention: R. Douglas Orr

3.	Name and Address of Registered Office and Registered Agent:	R. Douglas Orr 690 East Lamar Blvd., Suite 400 Arlington, Texas 76011

4.	General Partner:

	Name:	First Cash Credit Management, LLC

	Mailing Address:	690 East Lamar Blvd., Suite 400 Arlington, Texas 76011 Attention: R. Douglas Orr

	Street Address of Business:	690 East Lamar Blvd., Suite 400 Arlington, Texas 76011 Attention: R. Douglas Orr

5.	Other Matters:	The General Partner has determined not to include any other matters.

Executed this l4th day of June, 2005.

GENERAL PARTNER:

FIRST CASH CREDIT MANAGEMENT, LLC.

By:	/s/ R. Douglas Orr, Manager
R. Douglas Orr, Manager

First Cash Financial Services, Inc.

690 East Lamar Blvd., Suite 400

Arlington, Texas 76011

June 14, 2005

Secretary of State of Texas

Corporation Division

P.O. Box 13697

Austin, Texas 78711

Re: Use of Name “First Cash Credit, Ltd”

Ladies and Gentlemen:

The undersigned does hereby consent to the use of the name “First Cash Credit, Ltd.” by a Texas limited partnership to be organized.

Very truly yours,

FIRST CASH FINANCIAL SERVICES, INC.

By:	/s/ Rick L. Wessel, President
Rick L. Wessel, President

Corporations Section	Roger Williams
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

[SEAL]

Office of the Secretary of State

June 15, 2005

Haynes and Boone, LLP

600 Congress Avenue, Suite 1300

Austin, TX 78701 USA

RE: First Cash Credit, Ltd.

File Number: 800505715

File Date: 06/14/2005

Effective: 06/14/2005

It has been our pleasure to file the certificate of limited partnership for the referenced limited partnership. This letter evidences the filing of the certificate as of the filing date or the effective date if noted.

Limited partnerships do not file annual reports with the Secretary of State, but do file a report not more often than once every four years as requested by the Secretary. It is important for the partnership to continuously maintain a registered agent and office in Texas as this is the address to which the Secretary of State will send a request to file a periodic report. Failure to file a report when requested may result in cancellation of the certificate of limited partnership.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section

Statutory Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Michelle Morin		Document: 93124500003